UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 18, 2016

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)
(303) 595-3331
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 24, 2016, DCP Midstream Partners, LP (the "Partnership") issued a press release announcing its financial results for the three months and year ended December 31, 2015. A copy of the press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference. The press release contains financial measures that are not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, for the applicable periods presented, including adjusted EBITDA, distributable cash flow, and adjusted segment EBITDA for each of the Partnership's three business segments. The most directly comparable GAAP financial measures to adjusted EBITDA, distributable cash flow, and adjusted segment EBITDA are, respectively, net income attributable to partners, net cash provided by operating activities, and the applicable segment net income or loss attributable to partners, each of which is presented prominently below and in the attached press release for the applicable periods presented:
DCP MIDSTREAM PARTNERS, LP
GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014 (1)
	(Millions)		(Millions)
Net income attributable to partners	$90	$199	$228	$423
Net cash provided by operating activities	$157	$89	$650	$524
DCP MIDSTREAM PARTNERS, LP
SEGMENT GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014 (1)
	(Millions)		(Millions)
Natural Gas Services segment:
Segment net income attributable to partners	$72	$204	$182	$455

NGL Logistics segment:
Segment net income attributable to partners	$50	$37	$174	$119

Wholesale Propane Logistics segment:
Segment net income (loss) attributable to partners	$10	$(4)	$44	$5

(1)
Includes our Lucerne 1 plant, which we acquired in March 2014, retrospectively adjusted. Transfers of net assets between entities under common control are accounted for as if the transactions had occurred at the beginning of the period.

In accordance with General Instruction B.2 of Form 8-K, the press release furnished as Exhibit 99.1 to this current report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of DCP Midstream, LLC, the owner of the general partner (the “General Partner”) of the general partner of the Partnership established the performance criteria for certain compensation arrangements for executive officers of the General Partner (the “Officers”). The performance criteria relate to grants to the Officers under the Partnership’s 2012 Long-Term Incentive Plan (the “LTI Plan”) and awards to the Officers under the short term cash incentive program (“STI”). These performance criteria are substantially the same as those applied with respect to grants and awards for 2015.

The LTI Plan was previously adopted for employees, consultants and directors of the General Partner and its affiliates who perform services for the Partnership. The LTI Plan provides for the grant of phantom units and dividend equivalent rights. The phantom units consist of a notional unit based equally on the value of shares of Phillips 66 and Spectra Energy Corp., which are the owners of DCP Midstream, LLC, and will be paid in cash. The phantom units will be granted equally in time vesting units and performance vesting units. Time vesting units will vest at the end of a three year vesting period. Performance vesting units will vest at a range of 0% to 200% depending on achievement during a three year performance period measured by EBIT (earnings before interest and taxes) ROCE (return on capital employed) of DCP Midstream, LLC and total shareholder return of Phillips 66 and Spectra Energy Corp.

The payout opportunity for STI awards is dependent upon the Partnership and DCP Midstream, LLC achieving certain financial metrics, including cash generation, EBIT ROCE, and cost; operational reliability and utilization; and certain safety and environmental objectives. STI payout will range from 0% to 200% of each Officer’s STI target opportunity, which is based on a percentage of base salary.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 24, 2016.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 24, 2016

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its General Partner

	By:	DCP MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ Sean P. O'Brien
		Name:	Sean P. O'Brien
		Title:	Group Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 24, 2016.